LOCK UP AGREEMENT

This AGREEMENT (this "**Agreement**") is made as of the 3rd day of July, 2007, by Columbus Geographic Systems, Ltd., a Company duly incorporated under the laws of the State of Israel (the "**Company**"), in connection with the issue of convertible debentures by the Company.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Company agrees as follows:

1. Background.

a. Company has entered into or will enter into an agreement ("**Subscription Agreement**") with certain Subscribers (the "**Subscribers**"), for the issue of convertible debentures in the aggregate amount of $440,000 (four hundred and forty thousand US Dollars) (the "**Offering**"). As a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed, to refrain from issuing any securities of the Company for a period commencing on the date hereof and terminating 18 (eighteen) months after the earlier of: 1) the date the Company has registered the shares to be issued to the Subscribers under the Subscription Agreement for free trading on a recognized stock exchange; or 2) the Company has effected a reorganization such that the Convertible Debenture has been adopted by a Corporation the shares of which are publicly traded on a recognized stock exchange ("**Effective Date**" as such term is defined in the Subscription Agreement (the "**Restriction Period**").

2. Share Restriction.

a. Company hereby agrees that during the Restriction Period, the Company will not issue, sell, allot, assign, transfer or otherwise dispose of any shares of Common or other Stock nor of any options, warrants or any other security exerciseable or convertible into shares of Common or other Stock of the Company whether for consideration or without consideration (all of the above: "**Securities**" and "**Sale of Securities**" respectively). Company further agrees that, during the Restriction Period, Company shall not undertake or commit itself in any way to make any Sale of Securities including, without limitiation, in the event that such Sale of Securities shall come into effect after the end of the Restriction Period.

b. Company further undertakes not to cause or allow the registration of any Securities for trade on any stock exchange, except Securities held by the Subscribers.

c. Notwithstanding the above, the Company may issue Securities to Strategic Investors provided that: 1) such Strategic Investors shall execute a lock-up agreement identical in form to this Agreement and any other documents to that extent as shall be required by the Subscribers; 2) that no change in control over the Company has occurred as a result of the issue of Securities to such Strategic Partners, and 3) further provided that the prior written approval of Subscribers holding at least 80% of the par value of the convertible debentures issued in the Offering has been obtained, which approval shall not be unreasonably withheld.

"Strategic Investors" shall mean any corporate entities active in fields similar or materially related to the fields of activity of the Company and which can provide a strategic advantage to the business potential of the Company.

d. In addition, the Company shall be entitled to adopt an Employee Stock Option Plan, which shall include provisions common in stock option plans of similar Companies provided that 1) no options shall be exercised into shares of Common or other Stock prior to the end of the Restriction Period and 2) the prior written approval of Subscribers to such Employee Stock Option Plan holding at least 80% of par value the convertible debentures issued in the Offering has been obtained, which approval shall not be unreasonably withheld.

3 Reorganization or Merger: The undertakings of the Company hereunder, shall follow and become the obligation of any successor company which the Company is sold to, reorganized, merged with or any other combination, including an exchange or other sale of shares totalling more than 50% of the issued and outstanding shares of the Company, and no such sale, reorganization or merger shall be enacted without the successor Company executing a lock-up agreement identical in form to this Agreement and any other documents to that extent as shall be required by the Subscribers.

4. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement, Company will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

c. This Agreement contains the entire agreement of the Company with respect to the subject matter hereof.

d. This Agreement shall be binding upon Company, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement nor to amend or terminate this Agreement without the consent of the Subscribers.

g. The Subscribers are third party beneficiaries of this Agreement, with right of enforcement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Company has executed this Agreement as of the day and year first above written.

COLUMBUS GEOGRAPHIC SYSTEMS, LTD.

By: ______________________